                                                                  Exhibit 99.1
                                                                  ------------


Contact: Laurie Regan Chase CHASE@KRC-PR.COM


JOE GRACEFFO GRACEFFO@KRC-PR.COM
KALT ROSEN CHASE & COMPANY
415-397-2686

August 6, 1999

           GEOLOGISTICS CORPORATION SELLS GEOLOGISTICS AIR SERVICES GEOLOGISTICS AIR SERVICES TO BE SOLD TO FDX GLOBAL LOGISTICS

DENVER - GeoLogistics Corporation announced it has entered into an agreement with FDX Global Logistics, Inc., a subsidiary of FDX Corporation, to sell the assets of its GeoLogistics Air Services (GLAS) unit for approximately $116 million. Completion of the sale is subject to government approval and certain pre-conditions to closing. GLAS is one of the largest airfreight providers servicing the U.S. mainland, Puerto Rico and the Dominican Republic. The transaction is expected to close in the early fall of 1999. After the sale, the GLAS business will be conducted through Caribbean Transportation Services, Inc. (CTS), a wholly-owned subsidiary of FDX Global Logistics.

"While this superb company has been an excellent investment, GLAS serves a market that is outside our global logistics business plan," explains Roger Payton, CEO of GeoLogistics Corporation. "The Caribbean has always been separate and distinct from our established international markets. Divestiture will provide additional financial resources to service our liquidity requirements and to continue the development of our international services in line with the Company's strategy and business plan."

FDX Global Logistics, CTS and GeoLogistics will work together to accomplish a smooth transition. "Our first priority is to maintain the high level of service that GLAS customers enjoy today. We are confident of our ability to do so given the strong management team and employee base that has been assembled at GLAS under the leadership of Rick Faieta," said Joseph C. McCarty, President and CEO of FDX Global Logistics. "We look forward to serving this important market through our new subsidiary, Caribbean Transportation Services."

"The purchase of the GLAS assets by GeoLogistics in 1998 was financed through a combination of additional debt and equity capital", says William E. Simon, Jr., Chairman of GeoLogistics. "Selling this unit achieves three principal goals for the Company: it reduces debt, it increases net equity and positions the Company for growth in the international logistics market." The sale will result in a post-tax gain of approximately $40 million, which will improve GeoLogistics' results for the period and net equity by a similar amount. During the quarter ended March 31, 1999, GLAS contributed $26.4 million of revenue and $4.3 million of EBITDA towards GeoLogistics' consolidated results.

GeoLogistics Corporation is one of the largest non-asset based global logistics providers headquartered in North America, with $1.5 billion in annual revenues. The Company has nearly

1,000 service centers in 140 countries. Global logistics services include freight forwarding, warehousing, time-definite distribution, customs brokerage and other value-added services including consulting and supply chain management. More information may be obtained at the Company's website www.geo-logistics.com.

This press release contains "forward-looking statements" including statements regarding the transaction with FDX Global Logistics and the ability of GeoLogistics to develop its international division, which are based largely on GeoLogistics' expectations and are subject to various business risks, uncertainties and consents of third parties, many of which are beyond the Company's control. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from these forward-looking statements as a result of such risks. In light of these risks and uncertainties, there can be no assurance that the transactions described in this press release will be consummated or that the forward-looking statements contained herein will in fact transpire or prove to be accurate. A more complete listing of cautionary statements and risk factors is contained in GeoLogistics' registration statement on Form S-4 and the periodic reports of the Company filed with the Securities and Exchange Commission. GeoLogistics makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.